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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 1, 1999.



                        CYPRESS SEMICONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)


    DELAWARE                       1-10079                      94-2885898
(State or other                  (Commission                   (IRS Employer
jurisdiction of                  File Number)                Identification No.)
 incorporation)
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                             3901 NORTH FIRST STREET
                         SAN JOSE, CALIFORNIA 95134-1599
                     --------------------------------------
                     Address of principal executive offices



                                 (408) 943-2600
                     --------------------------------------
               Registrant's telephone number, including area code

--------------------------------------------------------------------------------

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On April 1, 1999, Cypress Semiconductor Corporation, a Delaware corporation
("Cypress") acquired IC WORKS, Inc., a California corporation ("IC WORKS"), pursuant to the merger of CY Acquisition Corporation, a California corporation and wholly owned subsidiary of Cypress with and into IC WORKS. As a result of the merger, IC WORKS is a wholly owned subsidiary of Cypress. The transaction is being accounted for as a pooling of interests.

A copy of the press release regarding consummation of the merger issued by Cypress on April 5, 1999, is attached hereto as Exhibit 99.1.

A copy of the Agreement and Plan of Reorganization between and among Cypress, IC
WORKS, Sub and other parties, dated January 21, 1999, is attached as Exhibit 2.1 to the Current Report on Form 8-K filed by Cypress on February 12, 1999.

The other information required by this Item 2 is contained in the Current Report on Form 8-K/A filed by Cypress on March 24, 1999 and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a) It is impracticable for the registrant to provide the required financial statements for the business acquired at the time of filing this report, but the registrant will file such required financial statements, if required pursuant to this item and Rule 3-05(b) of Regulation S-X, by amendment to this report as soon as practicable, but not later than sixty days after this report was required to be filed initially.

     (c)  Exhibits.

99.1      Press release.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              CYPRESS SEMICONDUCTOR CORPORATION



                                              /s/ Emmanuel Hernandez
                                              ----------------------------------
                                              Emmanuel Hernandez, Vice President
                                              of Finance and Administration and
                                              Chief Financial Officer

                                              Date: April 16, 1999

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                                INDEX TO EXHIBITS

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
Exhibit
Number         Description
-------        -----------
 99.1          Press release.
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